PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Acquires Processing Assets from Moneris Solutions, Inc.

---6,500 Merchant Portfolio Generating over $1.5 Billion in Annual Volume---

---Adds over $3.7 million in annualized underlying earnings---

Montreal, Quebec, October 6, 2005 – Optimal Payments Corp., a wholly-owned subsidiary of Optimal Group Inc. (NASDAQ:OPMR), today announced the acquisition from Moneris Solutions, Inc. of a portfolio of U.S. merchant processing contracts and associated sales channel contracts for cash consideration of $18 million. All references are to U.S. dollars.

Moneris U.S. is a wholly owned subsidiary of Moneris Solutions Corporation, a joint investment between the Royal Bank of Canada and the Bank of Montreal and the sixth largest payment processor in North America.

The acquired portfolio, comprising approximately 6,500 U.S.-based merchants processing in excess of $1.5 billion of credit card, debit card, and electronic benefits payments, annually, represents a portion of Moneris’ U.S.-based processing business. The acquired sales channel comprises approximately fifty (50) independent sales organizations, expanding Optimal’s existing U.S. distribution network. Optimal anticipates that this acquisition will generate in excess of $3.7 million in annual underlying earnings from continuing operations before income taxes and non-controlling interest.

“This acquisition is consistent with our strategy to increase our processing volume while also expanding our distribution network by adding additional sales networks of independent sales organizations and agents. As well, this portfolio includes a significant portion of card-not-present transactions, which suits our value proposition and niche expertise of managing higher risk transactions,” stated Mitch Garber, President and Chief Executive Officer of Optimal Payments. “We are pleased to be able to acquire the sales channel associated with these merchants and believe that the agent relationships will continue to support our organic growth. Additionally, we are extremely pleased to further solidify our various business relationships with Moneris, one of the most respected payments companies in North America,” concluded Mr. Garber.

Underlying earnings from continuing operations before income taxes and non-controlling interest is a non-GAAP (Generally Accepted Accounting Principles) financial measure that excludes amortization of intangibles, amortization of property and equipment, inventory write-downs, stock-based compensation expense, restructuring costs, foreign exchange, goodwill impairment, gain on sale of investments, income taxes, non-controlling interest and discontinued operations. Optimal believes that underlying earnings from continuing operations before income taxes and non-controlling interest is useful to investors as a measure of Optimal's earnings because it is an important measure of the Company's growth and performance, and provides a meaningful reflection of underlying trends of its business.

2.	Optimal Acquires Processing Assets from Moneris Solutions, Inc.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments, we process credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and process electronic checks and direct debits online and by phone. Through FireOne Group (London/AIM: FPA.L) and its subsidiaries, we process online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FireOne Group offers FirePay for non-gaming purchases as well. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers’ equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", “Legal Proceedings” and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of October 6, 2005. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.